Exhibit 23.4

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (33-78426), Form S-8 (33-93448), Form S-8 (333-84941),
Form S-8 (333-56900), Form S-8 (333-356902), Form S-8 (333-117808),
Post-Effective Amendment No. 2 to Form S-3 (333-31153), Post -Effective Amendment No. 1 to Form S-1 on Form S-3 (333-112555), Form S-3 (333-115117) and Form S-3 (333-116888) of our report dated August 26, 2004, appearing in the Annual Report on Form 10-K of DynTek, Inc. for the year ended June 30, 2004.

                                                           _____________________
                                                           Marcum & Kliegman LLP
                                                           New York, New York
                                                           October 22, 2004